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                                                                    EXHIBIT 4.10



                               FIRST AMENDMENT TO
                 CONTRACT ON PROCUREMENT OF TELKOM-2 SATELLITE
                                    BETWEEN
                       PT. TELEKOMUNIKASI INDONESIA, TBK
                                      AND
                          ORBITAL SCIENCES CORPORATION

                            DATED: 15 DECEMBER 2003
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                               FIRST AMENDMENT TO
                 CONTRACT ON PROCUREMENT OF TELKOM-2 SATELLITE
                                    BETWEEN
                       PT. TELEKOMUNIKASI INDONESIA, TBK.
                                      AND
                          ORBITAL SCIENCES CORPORATION

--------------------------------------------------------------------------------
                       NO.: K. TEL 260/HK.820/UTA-00/2003

On this day, Monday dated Fifteen month December of year 2003, by and between:

I. Perusahaan Perseroan PT. Telekomunikasi Indonesia, Tbk., a telecommunication services and network provider established and incorporated under the Law of the Republic of Indonesia, having its registered office at Jalan Japati Number 1 Bandung - 40133, in this Amendment duly represented by KRISTIONO, in his capacity as the President Director and CEO, hereinafter referred to as TELKOM;

II. Orbital Sciences Corporation, established and operated under the Laws of the State of Delaware, United States of America, having its office at 21839 Atlantic Boulevard, Dulles, Virginia, United States of America, in this Amendment duly represented by Dr. ALI E. ATIA, in his capacity as the President Communications International, hereinafter referred to as CONTRACTOR.

TELKOM and CONTRACTOR hereinafter referred to collectively as the "Parties" and individually as the "Party".

By first taking into consideration the following matters:

WITNESSETH:

a. Whereas TELKOM and CONTRACTOR have signed the Contract on Procurement of TELKOM-2 Satellite No. K.TEL.191/HK.810/UTA-00/2002 dated 24 October 2002, hereinafter referred to as the "Contract";

b. Whereas Article 37.7 Option 3, Burn in Test, defines TELKOM reserves the right to exercise burn in test at 750 hours or 1000 hours;

c.   Whereas CONTRACTOR have agreed to TELKOM's letter No.
     Tel.196/TK230/DLD-80/2003 dated 28 August 2003 regarding agreement as follows:

     1)   Exclusion of two (2) TWTs that already at the next higher assemblies.

     2) Reduction of contractual price of burn in option of 750 hours from US$150,000.00 to US$140,322.60 to compensate for a lesser amount of TWTs to be subjected to additional burn in hours.

     3) The exercise of Option 3, 750 hour burn in time will not impact the current contractual delivery of the spacecraft to the launch site on October 31, 2004 and that two (2) weeks grace period will be applied to the onset of Liquidated Damages of the Contract.

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d.   Whereas based on the Minutes of Meeting Telkom-2 Quarterly Program
     Management Review (QPMR) dated 2 October 2003, CONTRACTOR and TELKOM have agreed the payment for the 750 hour burn in test event will be set to an additional payment milestone in June, 2004.

NOW THEREFORE, in consideration of the foregoing and mutual benefit to be derived and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to make First Amendment to the Contract, hereinafter referred to as "Amendment", by the following terms and conditions:


                                   ARTICLE 1
                                  BURN IN TEST

(1) The Parties agree since the signing of this Amendment, the Article 37.7 of the Contract, OPTION 3 Burn in Test shall be null and void.

(2)  The Parties agree to add one (1) Article to the Contract, as follows:

     Article 40, Burn in Test

     The Contractor shall implement a burn in test of 750 hours at TWT level in accordance with the Contract, Appendix E, SATELLITE TEST PLAN, Section 3.2, UNIT MECHANICAL ENVIRONTMENTS, THERMAL CYCLE AND THERMAL VACUUM CYCLE REQUIREMENTS.


                                   ARTICLE 2
                               PRICE AND PAYMENT

(1) The Parties agree to amend the first sentence of Article 3.1, Price, of the Contract, as originally stated below:
     "The total firm fixed price of this Contract is SEVENTY THREE MILLION UNITED STATES DOLLARS (US$73,000,000) but it is inclusive of the amount subject to refund as described in Article 30, REFUND PROVISIONS."

     to become and shall be read as follows:
     "The total firm fixed price of this Contract is SEVENTY THREE MILLION
     ONE HUNDRED AND FOURTY THOUSAND THREE HUNDRED AND TWENTY TWO UNITED STATES DOLLARS (US$73,140,322) but it is inclusive of the amount subject to refund as described in Article 30, REFUND PROVISIONS."

(2) The Parties agree to amend Article 3.1.1, FIRST PART, of the Contract as originally stated below:
     "Firm Fixed Price for the Satellite TELKOM-2 Satellite is SIXTY ONE MILLION NINE HUNDRED SEVENTY FIVE THOUSAND FIVE HUNDRED AND NINETY THREE UNITED STATES DOLLARS (US$61,975,593). This price shall include the Internship Program for TELKOM's personnel."

     to become and shall be read as follows:
     "Firm Fixed Price for the Satellite TELKOM-2 Satellite is SIXTY TWO MILLION ONE HUNDRED AND FIFTEEN THOUSAND NINE HUNDRED AND FIFTEEN UNITED STATES DOLLARS (US$62,115,915). This price shall include the Internship Program for TELKOM's personnel."

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                                   ARTICLE 3
                         ADJUSTMENTS FOR LATE DELIVERY

The Parties agree to amend Article 25.2 of the Contract as originally stated below:
"The liquidated damages shall be specified in the event that the TELKOM-2 Spacecraft is not delivered on the date specified in Article 2, SCOPE OF WORK, paragraph 2.2.1 as extended by the number of days of excusable delays that the Contractor is entitled to in accordance with Article 12, EXCUSABLE DELAY, the price as per Article 3 PRICE AND PAYMENTS paragraph 3.1 shall be reduced by FIVE THOUSAND UNITED STATES DOLLARS (US$5,000) per day for the first THIRTY
(30) days and for days THIRTY ONE TO ONE HUNDRED AND TWENTY (31-120) days, an amount of TWENTY THOUSAND FIVE HUNDRED AND FIFTY SIX UNITED STATES DOLLARS (US$20,556.00) per day."

to become and shall be read as follows:
"The liquidated damages shall be specified in the event that the TELKOM-2 Spacecraft is not delivered to the date specified in Article 2, SCOPE OF WORK, paragraph 2.2.1 plus two (2) weeks (in recognition of Contract Option 3 750 hour burn in time authorization), as extended by the number of days of excusable delays that the Contractor is entitled to in accordance with Article 12, EXCUSABLE DELAY, the price as per Article 3 PRICE AND PAYMENTS paragraph 3.1 shall be reduced by FIVE THOUSAND UNITED STATES DOLLARS (US$5,000) per day for the first THIRTY (30) days and for days THIRTY ONE TO ONE HUNDRED AND TWENTY (31-120) days, an amount of TWENTY THOUSAND FIVE HUNDRED AND FIFTY SIX UNITED STATES DOLLARS (US$20,556.00) per day."


                                   ARTICLE 4
                           PAYMENT MILESTONE SCHEDULE

The Parties agree to amend Appendix M Payment Milestone Schedule of the Contract and shall be stated in Annex 1 of this Amendment.


                                   ARTICLE 5
                                 MISCELLANEOUS

(1) All terms and conditions as stipulated in the Contract, except as expressly amended in accordance with the provisions of this Amendment, shall remain valid in full force.

(2) This Amendment is made in two (2) original copies, one (1) Original shall be held by TELKOM and the other original shall be held by the CONTRACTOR, having the same content and equally legal power after being executed by the Parties.

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IN WITNESS WHEREOF, the Parties have caused their legally authorized representative to execute. This Amendment effective as of the date and year set forth above.



PT. Telekomunikasi Indonesia, Tbk           ORBITAL Sciences Corporation

                                            [STAMP DUTY]

/s/ KRISTIONO                               /s/ DR. ALI E. ATIA
---------------------------------           ----------------------------

By    : KRISTIONO                           By    : DR. ALI E. ATIA

Title : President Director & CEO            Title : President

Date  : 15 December 2003                    Date  : 15 December 2003
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